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                                 CODE OF ETHICS

                         ACADIAN ASSET MANAGEMENT, INC.

                                      INDEX


I        STATEMENT OF GENERAL PRINCIPLES

II       DEFINITIONS

III      PROHIBITED TRANSACTIONS

IV       EXEMPTED TRANSACTIONS

V        FIDUCIARY DUTY AND CONFLICTS OF INTEREST

                  a)  General

                  b)  Insider Trading

                  c)  Front Running

                  d)  Churning

                  e)  Other Transactions

                  f)  Confidential Information

                  g)  Unfair Treatment of Certain Clients vis-a-vis Others

                  h)  Dealing with Clients as Agent and Principal

                  i)  Other Conflicts of Interest

VI       ACCESS PERSON DISCLOSURE AND REPORTING

a).  Access Person Background Information

b).  Reporting Obligations

c).  Review and Enforcement

d).  Records

VII      MISCELLANEOUS


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a).  Access Persons' Responsibility to Know the Rules

b).  Compliance Officer's Responsibilities



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                                 CODE OF ETHICS

                         ACADIAN ASSET MANAGEMENT, INC.

                             EXHIBITS AND APPENDICES


EXHIBIT A     Compliance Officers
EXHIBIT B     Initial report of Acadian access persons
EXHIBIT C     Annual report of access persons
EXHIBIT D     Access person holdings report
EXHIBIT E     Monthly trading report
EXHIBIT F     Access person relationship report
EXHIBIT G     Access person partnership report
EXHIBIT H     Personal securities transactions pre-clearance form
EXHIBIT I     Securities transactions report relating to short-term trading
EXHIBIT J     Board of Directors Approval

APPENDIX A    Questions and Answers
APPENDIX B    Special Procedures relating to Rule 17j-1


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I        STATEMENT OF GENERAL PRINCIPLES

The purpose of this Code is to set forth certain key guidelines that have been adopted by Acadian Asset Management, Inc. (the "Company") that specify the responsibilities and obligations of all of our access persons. This Code is intended to provide guidance regarding compliance with all existing legal restrictions and sound business practices. Furthermore, this Code of Ethics is being adopted in compliance with the requirements of Rule 17-j adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 to effectuate the purposes and objectives of that rule.

If one can generalize in such matters, the overarching principle that should govern each access person's behavior is that each of us must act as a fiduciary of our Clients' affairs and each access person therefore has an obligation to place Client interests before his or her own.

STANDARDS OF CONDUCT

THE COMPANY HAS ADOPTED THE FOLLOWING GENERAL PRINCIPLES TO GUIDE THE ACTIONS OF ITS ACCESS PERSONS. ACCESS PERSONS SHOULD ALSO REFERENCE AND BECOME FAMILIAR WITH THE RULES CONTAINED IN SECTIONS III - VII OF THE CODE.

Each access person shall conduct himself* with integrity and dignity and act in an ethical manner in his dealings with the public, Clients, customers, employers, employees, and fellow professionals.

Each access person shall conduct himself and shall encourage others to practice in a professional and ethical manner that will reflect credit on himself and his profession.


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*Masculine personal pronouns, used throughout the Code to simplify sentence structure, shall apply to all persons, regardless of sex.


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Each access person shall act with competence and shall strive to maintain and improve his competence and that of others in the profession.

Each access person shall use proper care and exercise independent professional judgment.

Each person shall conduct himself in full compliance with all applicable federal and state laws and regulations concerning the securities industry. Each access person has the responsibility to know these laws and regulations and to comply with them.

Each access person shall conduct himself and his operations to support the principle that the interests of the Client are paramount and shall act continually and assiduously to place the interests of the Client before his own.

Each access person shall treat Client information as confidential.

Each access person shall act so that no one Client has preference over another Client, so that each Client is treated fairly and consistently.

PERSONAL SECURITY TRANSACTIONS

THE COMPANY HAS ADOPTED THE FOLLOWING GENERAL PRINCIPLES TO GUIDE ACCESS PERSONS ON PERSONAL SECURITY TRANSACTIONS. ACCESS PERSONS SHOULD ALSO REFERENCE AND BECOME FAMILIAR WITH THE RULES CONTAINED IN SECTIONS III - VII OF THE CODE.

Each access person, in regard to his personal transactions in securities, shall act so as to avoid even the appearance of conflict of interest with the interests of the Client.

Each access person shall avoid actions or activities that allow (or appear to allow) him to profit from his position with respect to the Company, or that otherwise bring into question his independence or judgment.

No access person shall trade, either personally or on behalf of a Client or others, on material "inside" (non-public) information or communicate material inside information to others in violation of the law.

II       DEFINITIONS

1). "ACCESS PERSON" means i.) any director, trustee, officer, or general partner of the Company, ii.); any full or part-time employee of the Company; and iii.) any natural person in a control relationship to the Company or its Clients, any affiliated person of


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such controlling person and any affiliated person of such affiliated person who obtains information concerning recommendations made to the Client with regard to the purchase or sale of a Security.

2). "AFFILIATED PERSON" of another person means i.) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person; ii.) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; iii.) any person directly or indirectly controlling, controlled by, or under common control with, such other person; iv.) any officer, director, partner, copartner, or employee of such other person; v.) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and vi.) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

3). "BENEFICIAL OWNERSHIP" is to be determined in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the Beneficial Owner had the right to enjoy some economic benefit from the ownership of the Security. A person is also the "Beneficial Owner" of securities held by a spouse, minor children, a relative who shares the home, or any other person who provide him with sole or shared voting or investment power by reason of contract, arrangement, understanding, or relationship.

4). "CLIENTS" mean those persons or entities for whom the Company acts as investment manager or fiduciary, including any trusts or funds which fall under the Investment Company Act of 1940.

5). "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the outstanding voting securities of a


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company shall be presumed to control such company. Such presumption may be countered by the facts and circumstances of a given situation.

6). "SECURITY" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. The definition also include any option on a security and any security that is convertible into or exchangeable for, any security that is held or to be acquired by a fund.

         "SECURITY" shall NOT include securities issued by the government of the United States or by federal agencies and which are direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of UNAFFILIATED registered open-end investment companies (mutual funds).

7). A Security "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" means when within the most recent 15 days a recommendation to purchase or sell the Security has been made and communicated, including when the Company has an outstanding "buy" or "sell" order with respect to a Security and, with respect to the person making such a recommendation, seriously considers making such a recommendation. "PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a Security and any security convertible into or exchangeable for a security.


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8). "RELATED PERSON(S)" is a Company access person or family member residing in that access person's household or person or entity over which the access person has control.


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III      PROHIBITED TRANSACTIONS

A. No Access Person shall, in connection with the purchase or sale, directly, or indirectly, by such person of a Security held or to be acquired by a Client:

         i.)      employ any device, scheme, or artifice to defraud the Client;

         ii.) make to the Client any untrue statement of a material fact or omit to state to such Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         iii.) engage in any act, practice, or course of business which would operate as a fraud or deceit upon such Client; or

         iv.) engage in any manipulative practice with respect to such Client.

B. No Access Person shall effect transactions to generate increased commissions and unnecessary expenses for a Client.

C.       No Access Person shall:

"Black out         i.)     purchase or sell, directly or indirectly, any
Periods"                   Security in which he/she has or by reason of such
                           transaction acquires, a direct or indirect Beneficial
                           Ownership and which to his or her actual knowledge at the time of such purchase or sale is:

                           1). being considered for purchase or sale by the Company on behalf of its Clients; or

                           2.)      being purchased or sold by any Client; or

                  ii.) purchase or sell a Security in which he/she has, or by reason of such transaction acquires, a direct or indirect Beneficial Ownership within seven (7) calendar days before and within seven (7) calendar days after any Client trades in that Security. Any trades made within the proscribed period shall be unwound, if possible. Otherwise, any profits realized on trades within the proscribed


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                           period shall be disgorged to the Client; or

"IPOs"            iii.)    acquire Securities in an initial public offering, in
                           order to preclude any possibility of such person profiting from their positions with the Company; or

"Private          iv.)     purchase any Securities in a private placement,
Placements"                without prior approval of the Compliance Officer. Any
                           person authorized to purchase Securities in a private placement shall disclose that investment when they play a part in the Company's decision to subsequent consideration of an investment in the issuer. In such circumstances, the Company's decision to purchase securities of the issuer shall be subject to independent review by investment personnel with no personal interest in the issuer; or


"Ban on           v.)      profit in the purchase and sale, or sale and
Short-term                 purchase, of the same (or equivalent) Securities
Trading                    within sixty (60) calendar days of acquiring
Profits"                   Beneficial Ownership. Trades made in violation of
                           this prohibition should be unwound, if possible.
                           Otherwise, any profits realized on such short-term trades shall be subject to disgorgement to the Client.


D. No Access Person shall disclose to other persons the securities activities engaged in or contemplated for the Client.

EXCEPTIONS:       The Compliance Officers may allow exceptions to the policy on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as frontrunning or conflicts of interest are not present AND the equity of the situation strongly supports an exemption. An example is the involuntary sale of securities due to unforeseen corporate activity such as a merger. The ban on short-term trading profits is specifically designed to deter potential conflicts of interest and frontrunning transactions, which typically involve a quick trading patterns to capitalize on short-lived market impact of a trade by a Client. The Company shall consider the policy reasons for the ban on these short-term trades, as stated herein, in


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                  determining when an exception to his prohibition is
                  permissible. The granting of an exception to this prohibition is permissible if the securities involved in the transaction are not i.) being considered for purchase or sale by the Client or ii.) being purchased or sold by the Client and are not economically related to such securities; exceptions granted under this provision are conditioned by the Compliance Officer of a report of the transaction and certification by the access person that the transaction is in compliance with this Code of Ethics.


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IV   EXEMPTED TRANSACTIONS

The prohibitions noted in Section III above do not apply to the following:

                  1). purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

                  2). purchases or sales which are involuntary on the part of the Access Person;

                  3). purchases which are part of an automatic dividend reinvestment plan;

                  4). purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                  5). purchases or sales of securities which are not eligible for purchase by the Client and which are not related economically to securities purchased, sold, or held by the Client;

                  6). transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to the Client and which are otherwise in accordance with this Code, Section 206 of the Advisers Act, and Rule 17j-1 of the Investment Company Act of 1940. For, example, such transactions would normally include purchases and sales of:

                                    i.)      securities contained in the
                                             Standard and Poor's 100 Composite
                                             Stock Index;

                                    ii.)     up to $25,000 principal amount of a
                                             fixed income security or 100 shares
                                             of an equity security within


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                                             any three-consecutive month period
                                             (all trades within a three-
                                             consecutive month period shall be
                                             integrated to determine the
                                             availability of this exemption);

                                    iii.)    up to 1,000 shares of a Security
                                             which is being considered for
                                             purchase or sale by a Client (but
                                             not then being purchased or sold)
                                             if the issuer has a market
                                             capitalization of over $1 billion
                                             and if the proposed acquisition or
                                             disposition by the Client is less
                                             than one percent of the class
                                             outstanding as shown by the most
                                             recent report or statement
                                             published by the issuer, or less
                                             than one percent of the average
                                             weekly reported volume of trading
                                             in such securities on all national
                                             securities exchanges and/or
                                             reported through the automated
                                             quotation system of a registered
                                             securities association, during the
                                             four calendar weeks prior to the
                                             individual's securities
                                             transaction; or

                                    iv.)     any amount of securities if the
                                             proposed acquisition or disposition
                                             by the Client is in the amount of
                                             1,000 or fewer shares and the
                                             Security is listed on a national
                                             securities exchange or the NASDAQ
                                             system.


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V    FIDUCIARY DUTY AND CONFLICTS OF INTEREST

A.   GENERAL

The Company and its access persons have a fiduciary duty to act for the benefit of the Client and to take action on the Client's behalf before taking action in the interest of any access person or the Company. A Client may therefore expect its fiduciaries to act for the Client's benefit and not in its own when a conflict of interest between the Client and the fiduciary arises.

Every access person shall notify the Compliance Officer of any personal conflict of interest relationship which may involve the Client, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any Client. Such notification shall occur in the pre-clearance process.

B.   INSIDER TRADING

The Company forbids access persons from trading, either personally or on behalf of the Client or others, on material "inside" (non-public) information or communicating material inside information to others in violation of the law. Willful misuse of material nonpublic information will result in dismissal from employment by the Company.

C.   FRONT-RUNNING

The Company forbids access persons from purchasing or selling stock before a buy or sell recommendation is made to the Client. Any trades undertaken for an access person's own account, for the account of the Company, for the account of any non-Company Client or for a Related Person must be done so as not to disadvantage the Client in any way. This means that all access persons and their Related Persons must wait to trade a recommended Security until all trading in that Security for the Client is completed. (PLEASE ALSO REFERENCE SECTION 11. C FOR SPECIFIC COMPANY RULES AIMED AT PREVENTING SUCH PRACTICES.)

Any access person considering the sale or purchase of any Security should, before executing such sale or purchase, ask one of the Compliance Officers if that Security is i.)


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under consideration for purchase or sale for a Client account, ii.) on the
Company's recommended or approved list that the Company may have or iii.) held in any account under the Company's management. If so, no trading in the Security should occur by the access person or a Related Person without prior approval of one of the Company's Compliance Officers until all Client trading is completed.

D.   CHURNING

Company staff should not effect transactions to generate increased commissions and unnecessary expenses for the Client. The volume and frequency of all sales and purchases of securities must be measured against the need and purpose for the activities, the Client's investment objectives, and the expenses and benefits to the account. All trading for a Client's account must be undertaken solely in the Client's interest.

E.   OTHER TRANSACTIONS

No access person of the Company shall participate on behalf of the Company or the Client, or on such access person's own behalf in any of the following transactions:

         1.)      Use of the Company's funds for political purposes;

         2.) Payment or receipt of bribes, kickbacks, or other amounts with any understanding that part or all of such amount will be refunded or delivered to a third party in violation of any applicable law;

         3.) Payment to government officials or employees other than in the ordinary course of business for legal purposes such as payment of taxes; or

         4.) Use of the funds or assets of the Company or any subsidiary of the Company for any other unlawful or improper purpose.

F.   CONFIDENTIAL INFORMATION

All information, whether of a personal or business nature, that an access person obtains about a Client's affairs during employment with the Company should be treated as confidential. Such information may sometimes include information about non-Clients,


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and that information should likewise be held in confidence. Even the fact that the Company advises a particular Client should ordinarily be treated as confidential.

Access persons should be sensitive to the problem of inadvertent or accidental disclosure, through careless conversation in a public place or the failure to safeguard papers and documents. Documents and papers should be kept in appropriately marked file folders and locked in file cabinets when appropriate.

G.   UNFAIR TREATMENT OF CERTAIN CLIENTS VIS-A-VIS OTHERS

An access person who handles one or more Clients may be faced with situations in which it is possible to give preference to certain Clients over others. Access persons must be careful not to give preference to one Client over another even if the preferential treatment would benefit the Company or the access person. Each situation should be examined closely to determine whether the Client has consented to the access person's actions favoring another Client and whether the resulting relationship with the Client that was not favored is fair and consistent with the securities laws. If both parts of this test have been satisfied, most likely there has been no breach of fiduciary duty.

H. DEALING WITH CLIENTS AS AGENT AND PRINCIPAL: SECTION 206(3) OF THE ADVISER'S ACT

Section 206(3) of the Advisers Act addresses specifically two conflict of interest situations: the sale and purchase of securities to and from a Client either as a broker for another person or as a principal for the account of the adviser. Section 206(3) requires that access persons involved in the situations where the Company is buying or selling securities from a Client (or where the Company acts as a broker-dealer for a non-Client in a transaction with an advisory Client) disclose to the Client the capacity in which the Company acts AND obtain the Client's consent. Disclosure under Section 206(3) must be in writing. The Company must, under Section 206(3), disclose to the Client its capacity, its profits (if it acts as principal) and its commissions (if it acts as agent for another).


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I.   OTHER CONFLICTS OF INTEREST

1.)  GIFTS

Access persons should not seek, accept or offer any preferential treatment, or any gifts or favors of more than DE MINIMIS ($250 per year) value from any person or entity that does business with or on behalf of the Company. Occasional participation in social events or similar gatherings conducted for business purposes are not prohibited. However, extreme caution is to be exercised in any instance in which business related travel and lodging are paid for other than by the Company, and whenever possible prior approval should be sought from the Compliance Officer. A brief explanation of all extraordinary travel lodging and related meals and entertainment is to be reported in writing to the Compliance Officer.

2.   TRUSTEESHIPS AND MEMBERSHIPS

Prior to accepting a position as an officer, director, trustee, partner, or controlling person in any other company or business venture (other than a non-profit organization that is not a Client of the Company), or as a member of an investment organizations (e.g., an investment club), access persons should discuss the position with the Compliance Officer. Any such position should also be disclosed to the Compliance Officer at least annually.

3.   PARTNERSHIPS

Any partnership or similar arrangement, either participated in or formulated by an access person, should be disclosed to the Compliance Officer.

4.   UAM STOCK

No access person shall advise the Client to purchase, hold or sell United Asset Management stock or other securities. No access person having discretionary authority over Client funds shall exercise such discretion to invest such funds in United Asset Management stock or other securities, although an access person may implement a Client's exercise of its own discretion to trade in United Asset Management securities.


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

VI   ACCESS PERSON DISCLOSURE AND REPORTING

A.   ACCESS PERSON BACKGROUND INFORMATION

The SEC registration form for investment advisers requires the reporting, under oath, of past disciplinary actions taken against all "advisory affiliates." The Investment Advisers Act requires similar disclosure to the Client. The term "advisory affiliate" includes directors and chief officers of an adviser; individuals who have the power to direct or cause the direction of the management or policies of a company; and all current access persons except those performing only clerical, administrative, support or similar functions. Many advisory affiliates must also provide biographical information that must be reported to the SEC. If any of the information becomes inaccurate or needs to be updated to make it accurate, it shall be your obligation to bring this to the attention of the Compliance Officer.

B.   PRE-CLEARANCE

Each Access Person must pre-clear any proposed transaction in Securities with the Compliance Officer prior to proceeding with the transaction. No transaction in Securities shall be effected without the prior written approval (Exhibit H) of the Compliance Officer.

In determining whether to grant approval for the purchase of a Security offered in a private placement, the Compliance Officer shall take into account, among other factors, whether the opportunity is being offered to the Access Person by virtue of his or her position with the Advisor.

Purchases or sales of securities which are not eligible for purchase of sale by the Company or any portfolio of the Company that serves as the basis of the individual's "access person" status shall be entitled to clearance automatically from the Company's Compliance Officer. This provision shall not relieve any access person from compliance with the pre-clearance procedures.

C.   REPORTING OBLIGATIONS


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REPORTS SUBMITTED TO THE COMPLIANCE OFFICER, OR ALTERNATE REVIEW OFFICER,
PURSUANT TO THIS CODE OF ETHICS SHALL BE CONFIDENTIAL AND SHALL BE PROVIDED ONLY TO THE OFFICERS AND DIRECTORS OF THE CLIENT, COMPANY OR CLIENT COUNSEL, OR REGULATORY AUTHORITIES UPON APPROPRIATE REQUEST.

I.   UPON OCCURRENCE

Any prior, current, or potential litigation in which the access person is, or has been, a party, or is aware of the possibility of being named as a party, which in my way relates to the Company business, must disclose this to the Compliance Officer.

Any contemplated Security transaction, either indirectly or directly, must be disclosed to the Compliance Officer, prior to the trade execution, for approval. This certification should take the form attached as Exhibit H.

II.  MONTHLY

All access persons must make a monthly report to the Compliance Officer of all transactions involving Securities in which they have Beneficial Ownership. If the access person establishes a securities account during the period, the monthly report must also disclose the name of broker, dealer, or bank with whom the account is established. The Compliance Officer will submit his or her own personal transactions report to a designated Alternate Review Officer. A copy of the Company's current form for these reports is attached to this Code as Exhibit
E. This information will be kept confidential if requested by the access person subject to any obligations the Company may have to disclose information to regulatory authorities or under law or court order. Every report should be signed and dated and made not later than 10 days after the end of the calendar month. If no trading occurred, the report should so note.

ANNUALLY

By March 31 of each year, each access person must also complete an annual report confirming that they have read and understood the Code of Ethics, have complied with its requirements, and have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics. This confirmation should take the form attached as Exhibit C and shall be delivered to the Compliance Officer.


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

The reporting requirements included as part of Exhibit C are as follows:

Each access person must provide to the Compliance Officer a complete listing of all securities in which he/she has Beneficial Ownership and securities accounts the access person maintains in a broker, dealer, or bank as of December 31 of the previous year. The report shall be made on the form attached as Exhibit D and shall be delivered to the Compliance Officer.

Each access person must annually disclose any relationship (such as a directorship, trusteeship, etc.) as required by section IV I. This disclosure should take the form attached as Exhibit F and shall be delivered to the Compliance Officer.

Each access person must annually disclose any participation in a partnership. This disclosure should take the form attached as Exhibit G and shall be delivered to the Compliance Officer.

HIRE AND TERMINATION DATES

All new access persons are required to file the following forms within ten days of their hire date:

         Initial Report of Acadian Personnel (Exhibit B),

         Access person Holdings Report (Exhibit D),

         Relationship listing (Exhibit F),

         Partnership participation listing (Exhibit G)

Thereafter, the above referenced reports will be required on an annual basis.

All terminated access persons must complete upon termination the listing of their personal security transactions between the last month-end and their termination date (Exhibit E).

D.   REVIEW AND ENFORCEMENT

The Compliance Officer will compare all reported personal securities transactions with completed and contemplated portfolio transactions of the Company to see whether a violation of this Code may have occurred. Before making any determination that a

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violation has been committed by any person, that person will have the opportunity to supply additional explanatory material.

If the Compliance Officer determines that a violation has occurred, he/she shall submit his/her written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to the President of the Company and outside counsel, who will make an independent evaluation. If both agree that a violation has occurred, the President will impose such sanctions as he/she deems necessary.

No person will participate in a determination of whether he/she has committed a violation or impose any sanction against him/herself If a securities transaction of the President is under consideration, any Executive Vice President or Senior Vice President may act in all respects in consideration the manner prescribed above for the President.

E.   RECORDS

Records will be maintained as described below, which records may be maintained under the conditions described in Rule 31 a-2 under the Investment Company Act and shall be available for examinations by representatives of the Securities and Exchange Commission.

         1.) A copy of this Code and any other code which is or has been in effect at any time over the last five years shall be preserved in an easily accessible place.

         2.) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not fewer than five years following the end of the fiscal year in which the violation occurs.

         3.) A copy of each report made by an access person pursuant to this Code shall be preserved for a period of not fewer than five years, the first two in an easily accessible place.

         4.) A list of all persons who are, or within the last five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

         5.) A copy of each memorandum made by the Compliance Officer for a period of five years from the end of the fiscal year in which it was made.

         6.) A record of every decision by the Compliance Officer to allow an exception to a prohibited transaction and the rationale supporting the decision, such as approval of the acquisition of securities offered in connection with an IPO or private placement.

VII      MISCELLANEOUS

A.       Access Persons' Responsibility to Know the Rules

Access persons are responsible for their actions under the law and are therefore required to be sufficiently familiar with the Advisers Act and other applicable federal and state securities laws and regulations to avoid violating them.

Access persons must certify, in writing, that they have read and understood this Code and that they will conduct themselves professionally in complete accordance with the requirements and standards described here. A copy of the Company's current form of compliance certificate is attached to this Code as Exhibit C.

B.       COMPLIANCE OFFICER'S RESPONSIBILITIES

It will be the responsibility of the Compliance Officers of the Company to oversee the enforcement of the matters described in this Code and to educate access persons of their responsibilities herein. The Compliance Officers will provide new access persons with a copy of this Code as soon as possible after they join the Company and, upon their request, of the Advisers Act and other applicable laws and regulations.

The Compliance Officers are responsible for staying current with significant new legal developments in the area of financial advisory services, fiduciary responsibilities, and insider trading and to convey such developments to the Company access persons.

The Compliance Officer will review all access person trading reports promptly and take such action as he/she deems necessary to obtain compliance with the policies set forth in this memorandum and with applicable laws.

                                    EXHIBIT A



                               COMPLIANCE OFFICERS

                              Churchill G. Franklin

                                Jennie L. Gryczka

                            ALTERNATE REVIEW OFFICER

                                Gary L. Bergstrom

                                    EXHIBIT B


                    INITIAL REPORT OF ACADIAN ACCESS PERSONS


To the Compliance Officer:

         1. I have received, read, and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

         2.       I hereby certify that I have no knowledge of the existence of
         -- any personal conflict of interest relationship which may involve the Company or its Clients, such as any economic relationship between my transactions and securities held or to be acquired by the Company on behalf of its Clients, except as noted on the below reports.

         3.       I hereby certify that I will conduct myself professionally in
         -- complete accordance with the requirements and standards described therein, I am responsible for my actions under the law and that I am sufficiently familiar with the Investment Advisers Act of 1940 and other applicable federal and state securities and other laws and regulations that may govern my conduct as an access person of the Company.

         4.       I hereby acknowledge that my failure to comply with the policy
         -- set forth in the above-referenced Code and in other applicable federal and state laws may subject the Company and my person to substantial liabilities including imprisonment and fines.

         5.       I hereby acknowledge that the Company may dismiss me from
         -- employment for failure to comply with the Code and federal and state laws.

         6.       I hereby certify that I have received and completed the
         --       following:

                           ACCESS PERSON HOLDINGS REPORT          ______________

                           ACCESS PERSON RELATIONSHIP REPORT        ____________

                           ACCESS PERSON PARTNERSHIP REPORT         ____________

Signed:_____________________________                ____________________________

Date: _______________________________                          Approved

                                    EXHIBIT C


                         ANNUAL REPORT OF ACCESS PERSONS


To the Compliance Officer of Acadian Asset Management, Inc.:

         1. I have received, read, and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

         2.       1 hereby certify that, during the year ended December 31, 20_,
         -- I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

         3.       I hereby certify that I will conduct myself professionally in
         -- complete accordance with the requirements and standards described therein, I am responsible for my actions under the law, and that I am sufficiently familiar with the Investment Advisers Act of 1940 and other applicable federal and state securities and other laws and regulations that may govern my conduct as an access person of the Company.

         4.       I hereby acknowledge that my failure to comply with the policy
         -- set forth in the above referenced Code and in other applicable federal and state laws may subject the Company and my person to substantial liabilities including imprisonment and fines.

         5.       I hereby acknowledge that the Company may dismiss me from
         -- employment for failure to comply with the Code and federal and state laws.

         6.       I hereby certify that I have not disclosed any pending "buy"
         -- or "sell" orders of a Client to any other Affiliated or Related Person, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

         7.       I hereby certify that I have received and completed the
         --       following:

                           ACCESS PERSON HOLDINGS REPORT          ______________

                           ACCESS PERSON RELATIONSHIP REPORT        ____________

                           ACCESS PERSON PARTNERSHIP REPORT         ____________

Signed:_____________________________                ____________________________

Date: _______________________________                       Approved

                                    EXHIBIT D


                          ACCESS PERSON HOLDINGS REPORT


Acadian Asset Management

Personal Securities Holdings Report


Access Person Name:_____________________________

As of:__________________________________________

[ ] Check if initial list at date of hire

-------------------------- --------------------------- -------------------------
 Description of Security     Number of shares               Type of ownership
                                                            (direct/indirect)
-------------------------- --------------------------- -------------------------

-------------------------- --------------------------- -------------------------

-------------------------- --------------------------- -------------------------

-------------------------- --------------------------- -------------------------

-------------------------- --------------------------- -------------------------

-------------------------- --------------------------- -------------------------

-------------------------- --------------------------- -------------------------

-------------------------- --------------------------- -------------------------

-------------------------- --------------------------- -------------------------


I confirm to my actual knowledge and belief that the list above represents a true and complete listing of all securities in which I have beneficial ownership.

By:___________________________                      ____________________________

Date:__________________________                                 Approved

NOTE: Do NOT report holdings of U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and UNAFFILIATED registered open-end investment companies (mutual funds).

                                    EXHIBIT E

                       MONTHLY TRADING & BROKERAGE REPORT
                             FOR THE MONTH OF ______

To the Compliance Officer:

During the month referred to above, the following transactions were securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics.

[ ] Check here if there were no reportable transactions during the period.


------------ -------------- ------------- ------------- ---------- ------------ -------------- -------------
Security      # of Shares    Amount of     Buy or Sell    Price      Broker/        Date of      Authorized
                             Transaction                              Dealer      Transaction  -------------
                                                                                                 Yes    No
------------ -------------- ------------- ------------- ---------- ------------ -------------- ------- -----
------------ -------------- ------------- ------------- ---------- ------------ -------------- ------- -----

------------ -------------- ------------- ------------- ---------- ------------ -------------- ------- -----

------------ -------------- ------------- ------------- ---------- ------------ -------------- ------- -----

------------ -------------- ------------- ------------- ---------- ------------ -------------- ------- -----

------------ -------------- ------------- ------------- ---------- ------------ -------------- ------- -----

I confirm to my actual knowledge and belief that the list above represents a true and complete listing of all securities in which I have beneficial ownership.

If a securities account has been established during the month specified, please disclose the name of the broker, dealer, or bank with whom the account was established and the date the account was established.

Broker/Dealer/Bank Name:________________           Date:________________________


Signed:_____________________________                ____________________________

Date: _______________________________                        Approved

NOTE: You are not required to report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper, and UNAFFILIATED registered open-end investment companies (mutual funds.) UAM common stock or purchases or sales of other securities which are not eligible for purchase or sale by Acadian Asset Management Inc (or any portfolio managed by Acadian Asset Management Inc) that serves as the basis of the individual's "access person" status shall be entitled to clearance automatically from the Company's Compliance Officer. This provision shall not relieve any access person from compliance with the pre-clearance procedures.

                                    EXHIBIT F


                        ACCESS PERSON RELATIONSHIP REPORT

Name:    ___________________

As of.   ___________________

Please disclose your position as an officer, director, trustee, partner, or controlling person in any other company or business venture, or as a member of an investment organization.


-------------------------- ---------------------------- --------------------- ---------------------------------
     Organization Name         Type of Organization            Affiliation         Start Date of affiliation
-------------------------- ---------------------------- --------------------- ---------------------------------
-------------------------- ---------------------------- --------------------- ---------------------------------

-------------------------- ---------------------------- --------------------- ---------------------------------

-------------------------- ---------------------------- --------------------- ---------------------------------

-------------------------- ---------------------------- --------------------- ---------------------------------

-------------------------- ---------------------------- --------------------- ---------------------------------

-------------------------- ---------------------------- --------------------- ---------------------------------

-------------------------- ---------------------------- --------------------- ---------------------------------

-------------------------- ---------------------------- --------------------- ---------------------------------

-------------------------- ---------------------------- --------------------- ---------------------------------

I confirm to my actual knowledge and belief that the list above represents a true and complete listing of all my affiliations.



Signed:_____________________________                ____________________________

Date: _______________________________                         Approved

                                    EXHIBIT G


                        ACCESS PERSON PARTNERSHIP REPORT

Name:    ___________________

As of.   ___________________

Any partnership or similar arrangement, either participated in or formulated by an access person, should be disclosed to the Compliance Officer.


------------------------- ----------------------------- --------------------- --------------------------------
     Partnership Name           Type of Partnership            Affiliation         Start Date of affiliation
------------------------- ----------------------------- --------------------- --------------------------------
------------------------- ----------------------------- --------------------- --------------------------------

------------------------- ----------------------------- --------------------- --------------------------------

------------------------- ----------------------------- --------------------- --------------------------------

------------------------- ----------------------------- --------------------- --------------------------------

------------------------- ----------------------------- --------------------- --------------------------------

-------------------------- ---------------------------- --------------------- ---------------------------------

-------------------------- ---------------------------- --------------------- ---------------------------------

-------------------------- ---------------------------- --------------------- ---------------------------------

-------------------------- ---------------------------- --------------------- ---------------------------------

I confirm to my actual knowledge and belief that the list above represents a true and complete listing of all my partnership interests.



Signed:_____________________________                ____________________________

Date: _______________________________                      Approved

                                    EXHIBIT H


               PERSONAL SECURITIES TRANSACTIONS PRE-CLEARANCE FORM


To the Compliance Officer:

I hereby request pre-clearance of the following proposed transactions:


----------- --------------- ------------ -------------- -------- ------------- -------------- --------------
Security        # of Shares  Amount of     Buy or Sell    Price      Broker/        Date of      Authorized
                             Transaction                              Dealer      Transaction --------------
                                                                                                 Yes    No
----------- --------------- ------------ -------------- -------- ------------- -------------- ------- ------
----------- --------------- ------------ -------------- -------- ------------- -------------- ------- ------

----------- --------------- ------------ -------------- -------- ------------- -------------- ------- ------

----------- --------------- ------------ -------------- -------- ------------- -------------- ------- ------

----------- --------------- ------------ -------------- -------- ------------- -------------- ------- ------

----------- --------------- ------------ -------------- -------- ------------- -------------- ------- ------

Signed:_____________________________                ____________________________

Date: _______________________________                        Approved


NOTE: Transactions that are short term in nature (see Code section III, C, (v,)) need to be disclosed on Exhibit I.

                                    EXHIBIT I


                   SECURITIES TRANSACTIONS REPORT RELATING TO
                               SHORT-TERM TRADING


                  For the Sixty-Day Period from _____ to _____:


To the Compliance Officer:

         During the 60 calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership.


------------ --------------- ------------ ------------- ---------- ------------ -------------- --------------
Security        # of Shares  Amount of     Buy or Sell    Price      Broker/        Date of      Authorized
                             Transaction                              Dealer      Transaction  --------------
                                                                                                 Yes    No
------------ --------------- ------------ ------------- ---------- ------------ -------------- ------ ------
------------ --------------- ------------ ------------- ---------- ------------ -------------- ------ ------

------------ --------------- ------------ ------------- ---------- ------------ -------------- ------ ------

------------ --------------- ------------ ------------- ---------- ------------ -------------- ------ ------

------------ --------------- ------------ ------------- ---------- ------------ -------------- ------ ------

------------ --------------- ------------ ------------- ---------- ------------ -------------- ------ ------


Signed:_____________________________                ____________________________

Date: _______________________________                          Approved

                                    EXHIBIT J


                           BOARD OF DIRECTORS APPROVAL

The undersigned, being all of the Directors of Acadian Asset Management, Inc. hereby consent to the adoption of the following resolutions with the same effect as though they had been adopted at a meeting of the Directors of Acadian Asset
Management:

Resolved, that the Board of Directors authorizes the adoption of the Acadian Code of Ethics, a copy of which is here attached.



---------------------------------           ----------------------------------
Gary L.  Bergstrom                          Date


---------------------------------           ----------------------------------
Ronald D.  Frashure                         Date

                                   APPENDIX A


                       ANSWERS TO COMMONLY ASKED QUESTIONS


I.       FIDUCIARY DUTY AND CONFLICTS OF INTEREST

1.       WHAT CONSTITUTES A CONFLICT OF INTEREST?

Conflicts of interest can arise in any number of situations. No comprehensive list of all possible conflicts of interest can be provided in this memorandum. However, the following example may be helpful. Consider these two cases: an access person seeking to induce a bank to give the access person a loan in exchange for maintaining excessive cash balances of a Client with the bank, and an access person executing trades for a Client through a broker-dealer that provides research services for the Company but charges commissions higher than other broker-dealers. In the first case, such activity would be a violation of an access person's fiduciary duty and might subject the access person and the Company to liability under the Advisers Act and other applicable laws. In the latter case, if the Company determines in good faith that the higher commissions are reasonable in relation to the value of the brokerage and research services provided, the payment of higher commissions may be permitted under the safe harbor of Section 28(e) of the Securities Exchange Act of 1934 -- as long as appropriate disclosure is made to the Client and in the Company's Form ADV.

Another common conflict of interest occurs when the Company pays some consideration to a person for recommending the Company as an adviser. In those circumstances, an access person must make disclosure to any prospective Client of any consideration paid for recommending the Company's services to that prospective Client and the Company must comply with Rule 206(4)-3 of the Advisers Act. This Rule governs situations involving cash payments for Client solicitations and requires that specific disclosure documents containing information about the solicitor and the adviser be provided to a prospective Client at the time of the solicitation.

2. HOW SHOULD CONFLICTS OF INTEREST BE HANDLED?

The Company and its access persons have a fiduciary duty to act for the benefit of the Clients and to take action on the Clients' behalf before taking action in the interest of any access person or the Company.

The manner in which any access person discharges this fiduciary duty depends on the circumstances. Sometimes general disclosure of common conflicts of interest may suffice. In other circumstances, explicit consent of the Client to the particular transaction giving rise to a conflict of interest may be required or an access person may be prohibited from engaging in the transaction regardless of whether the Client consents.

The Client's consent will not in all cases insulate the access person against a claim of breach of the access person's fiduciary duty. Full disclosure of all material facts must be given if a consent is to be effective. As a result, consents concerning possible future breaches of laws will not usually work. However, waivers of known past violations may be effective. In addition, a Client under the control and influence of the access person or who has come to rely on the access person's investment decisions cannot effectively consent to a conflict of interest or breach of fiduciary duty. Consent must be competent, informed and freely given.

The duty to disclose and obtain a Client's consent to a conflict of interest must always be undertaken in a manner consistent with the access person's duty to deal fairly with the Client. Therefore, even when taking action with a Client's consent, each access person must always seek to assure that the action taken is fair to the Client.

If any access person is faced with any conflict of interest, he or she should consult one of the Company's Compliance Officers prior to taking any action.

II.      MATERIAL INSIDE INFORMATION

1.)      WHO IS SUBJECT TO THE INSIDER TRADING RULES?

ALL Company staff and all persons -- friends, relatives, business associates and others -- who receive nonpublic material inside information from Company staff concerning an issuer of securities (whether such issuer is a Client or not) are subject to these rules. It does not matter whether the issuer is public or private.

At the Company, the rules apply to officers, marketing, advisory, administrative, secretarial, or other staff. Furthermore, if any access person gives nonpublic material inside information concerning an issuer of securities to a person outside the Company and that person trades in securities of that issuer, the access person and that person may have both civil and criminal liability.

2.)      WHAT IS "MATERIAL INSIDE INFORMATION"?

Generally speaking, material inside information is significant information about an issuer's business or operations (past, present or prospective) that becomes known to an access person and which is not otherwise available to the public. While the exact meaning of the word "material" is not entirely clear, it turns on whether the information about an issuer would influence an investor in any investment decision concerning that issuer's securities and whether the information has not already been disclosed to the public. Under current court decisions, it makes no difference whether the material inside information is good or bad. Needless to say, if the undisclosed information would influence an access person's own decision to buy or sell or to trade for a Client or the Company, the information probably is material and an access person should not trade or permit the Company to trade for a Client or itself until it has been publicly disclosed.

3.) HOW DOES "MATERIAL INSIDE INFORMATION: DIFFER FROM "CONFIDENTIAL INFORMATION"'?

Here is an example that should clarify the difference between the two. Suppose the Company is engaged by the president of a publicly traded corporation to provide advice concerning her personal pension fund and while working on the matter an access person learns the amount of alimony she pays to her former spouse. That discovery should be kept confidential, but it almost certainly has no hearing on the value of her corporation's securities (i.e., it is not material) and, in fact, it probably is not "Inside information" about the corporation itself. Accordingly, an access person of the Company could buy or sell securities of that issuer so long as the access person possesses no material nonpublic information about the corporation. But disclosure of the president's alimony payments would be entirely improper and in breach of fiduciary duty.

In other words, confidential information should never be disclosed, but it is not always material inside information. Knowing it is not necessarily an impediment to participating in the securities markets concerning a particular issuer.

4.) ARE THERE CERTAIN KINDS OF INFORMATION THAT ARE PARTICULARLY LIKELY TO BE "MATERIAL INSIDE INFORMATION"?

Yes. While the following list is by no means complete, information about the following subjects is particularly sensitive:

                  a)       DIVIDENDS, STOCK DIVIDENDS AND STOCK SPLITS.

                  b)       SALES AND EARNINGS AND FORECASTS OF SALES AND
                           EARNINGS.

                  c)       CHANGES IN PREVIOUSLY DISCLOSED FINANCIAL
                           INFORMATION.

                  d) CORPORATE ACQUISITIONS, TENDER OFFERS, MAJOR JOINT VENTURES OR MERGER PROPOSALS.

                  e) SIGNIFICANT NEGOTIATIONS, NEW CONTRACTS OR CHANGES IN SIGNIFICANT BUSINESS RELATIONSHIPS.

                  f)       CHANGES IN CONTROL OR A SIGNIFICANT CHANGE IN
                           MANAGEMENT.

                  g) ADOPTION OF STOCK OPTION PLANS OR OTHER SIGNIFICANT COMPENSATION PLANS.

                  h) PROPOSED PUBLIC OR PRIVATE SALES OF ADDITIONAL OR NEW SECURITIES.

                  i)       SIGNIFICANT CHANGES IN OPERATIONS.

                  j)       LARGE SALES OR PURCHASES OF STOCK BY PRINCIPAL
                           STOCKHOLDERS.

                  k) PURCHASES OR SALES OF SUBSTANTIAL CORPORATE ASSETS, OR DECISIONS OR AGREEMENTS TO MAKE ANY SUCH PURCHASE OR SALE.

                  l)       SIGNIFICANT INCREASES OR DECLINES IN BACKLOGS OF
                           ORDERS.

                  m)       SIGNIFICANT NEW PRODUCTS TO BE INTRODUCED.

                  n)       WRITE-OFFS.

                  o)       CHANGES IN ACCOUNTING METHODS.

                  p) Unusual corporate developments such as major layoffs, personnel furloughs or unscheduled vacations for a significant number of workers.

                  q) Labor slowdowns, work stoppages, strikes, or the pending negotiation of a significant labor contract.

                  r) Significant reductions in the availability of goods from suppliers or shortages of these goods.

                  s)       Extraordinary borrowings.

                  t)       Major litigation.

                  u) Governmental investigations concerning the Company or any of its officers or directors.

                  v)       Financial liquidity problems.

                  w)       Bankruptcy proceedings.

                  x) Establishment of a program to repurchase outstanding securities.

5.)      WHAT IS THE LAW REGARDING THE USE OF INFORMATION?

Federal law, and the policy of the Company, prohibit any access person from using material inside information, whether obtained in the course of working at the Company or otherwise, for his or her private gain, for the Company's gain or for a Client's gain and prohibit any access person from furnishing such information to others for their private gain. This is true whether or not the information is considered "confidential". When in doubt, the information should be presumed to be material and not to have been disclosed to the public. No trades should be executed for any access person, any Client or for the Company, if the person executing the trade or the Company has material inside information about the issuer.

6.)      WHAT IS "TIPPING"?

Under the federal securities laws, it is illegal to disclose (or "tip") material inside information to another person who subsequently uses that information for his or her profit. To minimize this liability, all personnel should comply with the policies set forth in Sections V.F. and V.I.4. of the Code.

Questions regarding whether such information may constitute "Inside" information should be referred to the Company's Compliance Officers.

7.) TO WHOM MUST MATERIAL INSIDE INFORMATION BE DISCLOSED BEFORE AN ACCESS PERSON CAN TRADE?

To the public. Public disclosure of material events is usually made by means of an official press release or filing with the SEC. An access person's disclosure to a broker or other person will not be effective, and such access person may face civil or criminal liability if such access person (or the person to whom the access person makes disclosure) trades on the basis of the information. Company staff should be aware that in most cases they are not authorized to disclose material events about an issuer to the public and that night usually belongs to the issuer alone.

8.) HOW DOES AN ACCESS PERSON KNOW WHETHER PARTICULAR MATERIAL INSIDE INFORMATION HAS BEEN PUBLICLY DISCLOSED?

If an access person sees information in a newspaper or public magazine, that information will clearly have been disclosed. Information in a filing with the SEC or a press release will also have been disclosed. However, the courts have said that one should wait for a. reasonable period of time after the publication, filing or release date to assure that the information has been widely disseminated and that the public has had sufficient time to evaluate the news. If any access person has any questions about whether information has been disclosed, such access person should not trade in the affected securities.

9.) WHAT MUST AN ACCESS PERSON DO WITH RESPECT TO MATERIAL INSIDE INFORMATION OBTAINED AFTER A DECISION IS ALREADY MADE OR BUY OR SELL THAT SECURITY?

Company staff may not purchase or sell any securities about which they have inside information for their own, the Company's or for a Client's account or cause Clients to trade on such information until after such information becomes public, The foregoing prohibition applies whether or not the material inside information is the basis for the trade. Company staff should be alert for information they receive about issuers on their recommendation or approved lists that may be material inside information. Whenever

Company staff come into possession of what they believe may be material nonpublic information about an issuer, they should notify the Compliance Officers because the Company as a whole may have an obligation not to trade in the securities of the issuer.

10.) WHO IS AVAILABLE FOR ADDITIONAL ADVICE OR ADVICE ABOUT A PARTICULAR SITUATION?

The Compliance Officers designated from time to time by the Company will oversee matters relating to inside information and prohibitions on insider trading. The Company's Compliance Officers on the date of this memorandum are listed in Exhibit A attached hereto. If you have any questions about the identity of the Company's Compliance Officers, you should ask the Company's President.

III.     CONFIDENTIAL INFORMATION

1.)      WHAT IS CONFIDENTIAL INFORMATION?

An investment adviser has a fiduciary duty to its Clients not to divulge information obtained in connection with its services as an adviser. Therefore, all information, whether of a personal or business nature, that an access person obtains about a Client's affairs during employment with the Company should be treated as confidential. Such information may sometimes include information about non-Clients, and that information should likewise be held in confidence. Even the fact that the Company advises a particular Client should ordinarily be treated as confidential.

2.)      WHO IS SUBJECT TO THE COMPANY'S POLICIES CONCERNING CONFIDENTAL
         INFORMATION?

All personnel officers and advisory, marketing, administrative and secretarial staff -- are subject to these policies. (For the sake of convenience, this group is sometimes referred to in this memorandum as "Company staff").

3.) WHAT ARE THE DUTIES AND RESPONSIBILITIES OF COMPANY STAFF WITH RESPECT TO CONFIDENTIAL INFORMATION?

Since an investment adviser has a fiduciary duty to its Clients not to divulge information obtained from or about a Client in connection with its services as an adviser, Company staff must not repeat or disclose confidential information received from or about Clients outside the Company to anyone, including relatives, friends or strangers. Any misuse of confidential information about a Client is a disservice to the Client that may cause both the Client and the Company substantial injury. Failure to comply with this policy may have very serious consequences for Company staff and for the Company, including the possibility that Company staff might be criminally prosecuted for misusing the information, as described in Part II below.

4.) WHAT ARE SOME STEPS THAT COMPANY STAFF CAN TAKE TO ASSURE THAT CONFIDENTIAL INFORMATION IS NOT DISCLOSED TO PERSONS OUTSIDE THE OFFICE?

There are a number of steps Company staff should take to help preserve Client and other confidences, including the following:

                  i.) Company staff should be sensitive to the problem of inadvertent or accidental disclosure. Careless conversation, naming names or describing details of a current or proposed trade, investment or transaction in a lounge, hallway, elevator or restore, or in a train, taxi, airplane, restaurant or other public place, can result in the disclosure of confidential information and should be strictly avoided.

                  ii.) Maintenance of confidentiality requires careful safeguarding of papers and documents, both inside and outside the company. Documents and papers should be kept in appropriately marked file folders and locked in file cabinets when appropriate.

                  iii.) If an access person uses a speakerphone, the access person should be careful to refrain from using it in any way that might increase the likelihood of accidental disclosure. Use caution, for example, when participating in a speakerphone conversation dealing with confidential information if the office door is open, or if the speakerphone volume is set too high. The same applies if an access person knows or suspects that a speakerphone or a second extension phone is being used at the other end of a telephone conversation.

                  iv.) In especially sensitive situations, it may be necessary to establish barriers to the exchange of information within the company and to take other steps to prevent the leak of confidential information.

                                    APPENDIX B


                    SPECIAL PROCEDURES RELATING TO RULE 17j-l


I.       SEI INTERNATIONAL TRUST; INSURANCE INVESTMENT PRODUCTS TRUST

This section I applies to the SEI International Trust and the Insurance Investment Products Trust (the "Trust").

In the instances where the Company serves as an investment advisor to the Trust, the Company will:

                  1.) Submit to the board of trustees of the trust a copy of its code of ethics adopted pursuant to rule 17j-1, which code shall comply with the recommendations of the investment company institute's advisory group on personal investing

                  2.) Promptly report to the trust in writing any material amendments to such code

                  3.) Promptly furnish to the trust upon request copies of any reports made pursuant to such code by any person who is an access person as to the trust, and

                  4.) Shall immediately furnish to the trust, without request, all material information regarding any violation of such code by any person who is an access person as to the trust.

II. UAM ACADIAN EMERGING MARKETS PORTFOLIO; UAM ACADIAN INTERNATIONAL EQUITY PORTFOLIO

This section II applies to the UAM Acadian Emerging Markets Portfolio and the UAM Acadian International Equity Portfolio (the "Fund").


A.       REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS OF THE FUND

                  1.) The compliance officer of the fund shall promptly report to the board of directors of the fund ("the board") all apparent violations of this code of ethics and the reporting requirements thereunder.

                  2.) When the compliance officer of the fund finds that a transaction otherwise reportable to the board under paragraph 1.) of this section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of rule 17j-l(a), he may, in his discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this code of ethics, in lieu of reporting the transaction to the board.

                  3.) The board, or a committee of directors created by the board for that purpose, shall consider reports made to the board hereunder and shall determine whether or not this code of ethics has been violated and what sanctions, if any, should be imposed.

B.       ANNUAL REPORTING TO THE BOARD OF DIRECTORS OF THE FUND

The Compliance Officer of the Fund shall prepare an annual report relating to this Code of Ethics to the Board. Such annual report shall:

                  1.) Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

                  2.) Identify any violations requiring significant remedial actions during the past year; and

                  3.) Identify any recommended changes in the existing restrictions or procedures based upon the fund's experience under its


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                           code of ethics, evolving industry practices or
                           developments in applicable laws or regulations.

C.       SANCTIONS

Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

D.       MISCELLANEOUS

In the event of conflict between the Code of Ethics and the terms of the Code of Ethics of the Fund, the terms of the Fund's Code will govern.


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